EXHIBIT 2.05



                              Dated 13 August 1999
















                          HARRIS SEMICONDUCTOR LIMITED


                                      -and-


                                INTERSIL LIMITED




                     AGREEMENT FOR THE SALE AND PURCHASE OF
                           THE BUSINESS AND ASSETS OF
                          HARRIS SEMICONDUCTOR LIMITED











                                CROWELL & MORING
                                180 FLEET STREET
                                 LONDON EC4A 2HD

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UK Asset Purchase Agreement

                                      INDEX


                              OPERATIVE PROVISIONS


1.  Definitions and Interpretation...................................... 1
2.  Agreement for Sale.................................................. 2
3.  Liabilities......................................................... 2
4.  Consent of Third Parties, Further Assurances........................ 2
5.  Risk and Property................................................... 2
6.  Closing............................................................. 3
7.  Employees........................................................... 3
8.  Notices............................................................. 4
9.  Assignment.......................................................... 5
10. Survival of Certain Provisions...................................... 5
11. Entire Agreement.................................................... 5
12. Governing Law....................................................... 5
13. Dispute Resolution and Arbitration.................................. 5






















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UK Asset Purchase Agreement

THIS AGREEMENT is made this 13th day of August 1999

(1) Harris Semiconductor Limited (registered number 01701566) whose registered office is at Eskdale Road, Winnersh, Triangle, Wokingham, Berkshire RG11 5TS (the "Seller"); and

(2) Intersil Limited (registered number 3825991) whose registered office is at Riverside Way, Watchmoor Park, Camberley, Surrey GU15 3YQ (the "Purchaser");

(each a Party and together the Parties)

NOW IT IS AGREED as follows:

1        Definitions and Interpretation

1.1      In this Agreement unless the context otherwise requires:

           Assets means the Transferred Assets of the Business to be sold to the Purchaser pursuant to the Master Transaction Agreement other than the shares and interest of the Seller in Harris srl;

           Business means the business of the marketing, sales and distribution of semiconductor products in Europe carried on by the Seller;

           Business Day means any day, other than a Saturday or Sunday or public holiday, on which banks are open for business in London;

           Closing Date        means the date of the Agreement or such other
                               date as the parties may agree in writing;

           Employees           means the persons employed by the Seller as of
                               the date of this Agreement;

           Liabilities         means all the Assumed Liabilities of the Business
                               to be assumed by the Purchaser pursuant to the Master Transaction Agreement;

           Master              means the Master Transaction Agreement made
           Transaction         between Harris Corporation, Intersil Corporation
           Agreement           and Intersil Holding Corporation and dated as of
                               2 June, 1999;



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           Purchase Price      means the aggregate consideration payable for the
                               Business and the Assets as set forth in Clause
                               2.2;

            Regulations        means the Transfer of Undertaking (Protection of
                               Employment) Regulations 1981 as amended from time to time;

1.2 All other capitalized terms shall have the meaning set forth in Exhibit A to the Master Transaction agreement.

2        Agreement for Sale

2.1 With effect from the Closing Date the Seller shall sell and assign and the Purchaser shall purchase as provided in the Master Transaction Agreement (1) the Business as a going concern and (2) all of the Assets, and the Purchaser shall assume the Liabilities.

2.2 The purchase price for the sale of the Business and the Assets and the assumption of the Liabilities shall be US$930,000 (exclusive of VAT, if any).

2.3 The parties shall use all reasonable endeavours to procure that the sale of the Business is deemed to be transfer of a business as a going concern for the purpose of section 33 and schedule 2 paragraph 7(1)(a) of the Value Added Tax Act 1983.

3        Liabilities

3.1 Nothing in this Agreement will make the Seller liable in respect of anything done or omitted to be done by the Purchaser after the Closing Date or in relation to the use of the Assets or the carrying on of the Business by the Purchaser generally after the Closing Date other than as may have been specifically assumed by it under this Agreement.

4        Consent of Third Parties, Further Assurances

4.1 Section 3.8 of the Master Transaction Agreement is incorporated into this Agreement by reference, and, to the extent that it applies to the Business, shall have effect as if the Parties were original parties to the Master Transaction Agreement.
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5        Risk and Property

5.1      Risk in the Assets shall pass to the Purchaser at the Closing Date.

5.2 Subject to Clause 5, the property in and title to the Assets shall pass to the Purchaser at the Closing Date and the obligations under the Assumed Liabilities shall pass to the Purchaser at the Closing Date.

6        Closing

6.1 The sale and purchase of the Business and the Assets will be completed immediately after the signing and exchange of this Agreement and the Seller will deliver or cause to be delivered to the Purchaser, with immediate effect:

         (a) such of the Assets as are capable of being transferred by delivery;

         (b) such documents as may be necessary to vest title to such of the Assets as are not capable of being transferred by delivery in the Purchaser;

         (c) subject to Clause 5 hereof, the written consent of any mortgagee or other person whose consent is necessary for the sale of any of the Assets; and

         (d) such other resolutions and other documents as may be necessary and customary for transactions of the type contemplated by the Agreement.

6.2 Purchaser shall execute such documents as may be necessary to assume the Liabilities.

6.3      The Purchaser shall pay to the Seller the Purchase Price.

7        Employees

7.1 The Seller and the Purchaser acknowledge and agree that, pursuant to the Regulations, the contracts of employment between the Seller and the Employees (save in so far as such contracts relate to any occupational pension scheme) will have effect after Completion as

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         if originally made between the Purchaser and the Employees. The transfer of such contracts of employment will be subject to the remaining provisions of this clause 7.

7.2 Upon or as soon as practicable after Closing, the Seller and the Purchaser will make a joint announcement to the Employees in the agreed terms regarding the transfer of their contracts of employment as referred to in clause 7.1.

8        Notices

8.1 Any demand, notice or other communication given or made under or in connection with this Agreement will be in writing in the English language and may be hand-delivered (including delivery by courier service), or sent by fax transmission as follows:

         SELLER
         ------
         Address:          Eskdale Road
                           Winnersh, Wokingham,
                           Berkshire RG41 5TS

         Fax:              +44 1189 695805

         Attention:        David J. Smith

         with a copy to:

         Address:          Harris Corporation
                           1025 West NASA Boulevard
                           Melbourne FL 32919

         Fax               +1 (407) 727 9222

         Attention         Corporate Secretary


         PURCHASER
         ---------
         Address:          Riverside Way
                           Watchmoor Park
                           Camberley
                           Surrey GU15 3YQ



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         Fax:              +44 1276 682323

         Attention:        Company Secretary

         Notices to either party may be given to such other address or number as may be notified by that party from time to time for this purpose.

8.2 Unless the contrary shall be proved, notice shall be deemed to have been given, (i) if by hand delivered during working hours on a working day, when left at the relevant address, and otherwise on the next working day after delivery, (ii) if by fax during working hours on a working day, when transmitted, and otherwise on the next working day after transmission, and (iii) if sent by prepaid first class post, on the second working day after the date of the posting.

9        Assignment

9.1 This Agreement shall be binding upon and inure to the benefit of the successors of the parties but is personal to them and may not be assigned at law or in equity without the prior written consent of the other.

10       Survival of Certain Provisions

10.1 Each of the obligations and undertakings entered by or on behalf of the parties to this agreement shall survive and remain in full force and effect notwithstanding Closing taking place.





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11       Entire Agreement

11.1 No variation of this Agreement or any of the documents entered into pursuant to this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

11.2 Each Party confirms that this Agreement and the Master Purchase Agreement together contain the entire agreement and understanding between the Parties in relation to the subject matter of this Agreement, that is cancels and supersedes all prior understandings, arrangements or agreements, and that the Purchaser is not entering into this Agreement in reliance upon any representation or warranty other than those contained in the Master Transaction Agreement.

12       Governing Law

12.1 This Agreement shall be governed and construed in accordance with the laws of England & Wales and the parties agree to submit to the non-exclusive jurisdiction of the courts of England & Wales.

13       Dispute Resolution and Arbitration

13.1 The Provisions of Section 6 of Exhibit B to the Master Transaction Agreement are incorporated by reference.





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IN WITNESS WHEREOF the parties have executed and delivered this Agreement with legal and binding effect as of the date above first written.

         HARRIS SEMICONDUCTOR LIMITED


         By:    /s/ D.S. Wasserman
                ------------------
         Name:  D.S. Wasserman
         Title: Director



         INTERSIL LIMITED


         By:    /s/ Gregory L. Williams
                -----------------------
         Name:  Gregory L. Williams
         Title: Director




















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